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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              ------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  May 28, 1999


                          PROPERTY CAPITAL TRUST, INC.
           (formerly known as Maryland Property Capital Trust, Inc.)
           ---------------------------------------------------------

               (Exact name of registrant as specified in charter)


           Maryland                     0-26215                04-2452367
  ------------------------      ------------------------    -----------------
(State or other jurisdiction    (Commission file number)      (IRS employer
      of incorporation)                                    identification no.)


                 177 Milk Street, Boston, Massachusetts  02109
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              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (617) 451-2100
                                                           --------------
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Item 2 - Acquisition or Disposition of Assets
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     On May 28, 1999, Maryland Property Capital Trust, Inc., a Maryland
corporation (the "Company"), consummated a merger with Property Capital Trust, a publicly-held Massachusetts business trust (the "Trust"), pursuant to which the Company was the surviving entity. In connection with this merger, each of the Trust's shareholders will receive (i) one-sixtieth of a share of common stock of the Company (the "Common Stock") for each share of beneficial interest of the Trust owned by such shareholder immediately prior to the effective time of the merger and (ii) one share of Common Stock in exchange for any fractional interests of Common Stock equal to or greater than .5. No shares of Common Stock or cash will be issued in exchange for fractional interests of Common Stock less than .5. As a result of this merger, the Company has changed its name to "Property Capital Trust, Inc." and will continue to trade on NASDAQ's over-the-counter bulletin board under the symbol "PCTG."

     The Company filed a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission on November 20, 1998 (file no. 333-67673) as amended, to register the shares of Common Stock to be issued to the Trust's shareholders in connection with the merger of the Company with the Trust.

     The following series of related transactions occurred immediately after the merger of the Company with the Trust:

     1. Framingham York Associates Limited Partnership, a Massachusetts limited partnership ("FYA"), contributed $1 million in cash to the Company in exchange for approximately 319,489 shares of newly issued common stock of the Company. FYA then distributed such shares to its partners pro rata based on their percentage interests in FYA. As a result of this distribution, the partners of FYA own approximately 66.7% of the issued and outstanding shares of the Common Stock.

     2. The Company contributed this $1 million in cash to Property Capital Trust Limited Partnership, a Massachusetts limited partnership ("PCT LP"), of which the Company is the sole general partner, in exchange for 319,489 common units of PCT LP.

     3. PCT LP then merged with FYA, with FYA as the surviving entity. As a result of this merger, FYA has changed its name to "Property Capital Trust Limited Partnership" and become the operating partnership of the Company. In connection with, the operating partnership's sole real estate asset is the property located at 51 New York Avenue, Framingham, Massachusetts.

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Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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     (A) Financial Statements of Business Acquired

          The financial statements required to be filed pursuant to Regulation S-X will be filed by amendment as soon as they are prepared and not later than July 13, 1999.

     (B) Pro Forma Financial Information

          The pro forma financial information required to be filed pursuant to
Article 11 of Regulation S-X will be filed by amendment as soon as it is prepared and not later than July 13, 1999.


     (C)  Exhibits

     2.2 Agreement and Plan of Merger dated June 18, 1998, as amended, between the Trust and the Company (appended as Exhibit A to the Registration
                                            ---------
     Statement) is incorporated herein by reference to the Registration
     Statement.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PROPERTY CAPITAL TRUST, INC.



Date: June 14, 1999               By: /s/ Robert L. Beal
                                      ---------------------------------
                                      Name: Robert L. Beal
                                      Title: Secretary

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                                 EXHIBIT INDEX


Exhibit No.  Description
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2.2          Agreement and Plan of Merger dated June 18, 1998, as amended, between the Trust and the Company (appended as Exhibit A to the
                                                            ---------
             Registration Statement) is incorporated herein by reference to the Registration Statement.

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